UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2011

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California 94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 2, 2011, Depomed, Inc., a California corporation (the “Company”), and Patheon Puerto Rico, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (“Patheon”), entered into a Commercial Manufacturing Services Agreement, effective June 1, 2011 (the “Agreement”).  Pursuant to the Agreement, Patheon will manufacture, package and supply commercial quantities of Gralise™ (gabapentin), the Company’s once-daily tablets for the treatment of postherpetic neuralgia.

Under the Agreement, the Company will provide rolling forecasts to Patheon of its requirements for the product, a portion of which will be considered a firm purchase order.  The Company may obtain a portion of its product requirements from a second manufacturing source.  The Company will be responsible for providing Patheon with the active pharmaceutical ingredient in Gralise.

The Agreement will expire on May 31, 2016, subject to early termination under certain circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: September 8, 2011	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel